Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-232167) and on Form S-8 (Nos. 333-233197, 333-225224 and 333-218193) of Biohaven Pharmaceutical Holdings Company Ltd. of our report dated February 25, 2020 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 1, 2021